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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-147571 and File No. 333-129192), and the Registration Statements on Form S-8 (File No. 333-156149, File No. 333-141373, File No. 333-129861, File No. 333-117273, File No. 333-106946, File No. 333-106436, File No. 333-91276, File No. 333-76636, File No. 333-69722, File No. 333-40466 and File No. 333-95007) of Caliper Life Sciences, Inc. of our reports dated March 12, 2009, with respect to the consolidated financial statements and schedule of Caliper Life Sciences, Inc., and the effectiveness of internal control over financial reporting of Caliper Life Sciences, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 12, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM